Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                   Exhibit 10(d)

                         AMENDMENT AND EXTENSION OF THE
                         SUPPLY & DEVELOPMENT AGREEMENT

     THIS AMENDMENT AND EXTENSION OF THE SUPPLY & DEVELOPMENT AGREEMENT (the "Amendment"), is made as of February 16, 2006 (the "Effective Date") by and between SIRIUS LABORATORIES, INC., an Illinois corporation with a place of business at 100 Fairway Drive, Suite 130, Vernon Hills, IL 60061 ("SIRIUS"), and HARMONY LABS, INC., a North Carolina corporation with a place of business at 1109 South Main Street, Landis, NC 28088 ("HARMONY"). SIRIUS and HARMONY shall hereinafter be collectively referred to as the "Parties" or individually as a "Party" to this Amendment.

     A. The Parties entered into that certain Supply & Development Agreement dated as of September 18, 2001 (also entitled as "Manufacturing Agreement"), as amended, (the "Original Agreement"), pursuant to which HARMONY has been providing certain manufacturing and supply services and related activities to SIRIUS; and

     B. The Parties desire to amend the Original Agreement to adjust certain of the terms and conditions of the Original Agreement, to clarify certain matters relating to the Original Agreement and to extend the term of the Original Agreement, as so amended, in each case pursuant to the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

     1. SCHEDULE A to the Original Agreement shall be deleted in its entirety, and replaced with SCHEDULE A attached to this Amendment, which the Parties acknowledge and agree identifies the following Products as being the subject of the Original Agreement as of the Effective Date:

     Nicosyn (sodium sulfacetamide 10% and sulfur 5%)

     nicotinamide-T

     AVAR CLEANSER, AVAR GEL, AVAR E, AVAR GREEN, AVAR E GREEN



     2. Harmony shall maintain the drug products listings for the products listed in Schedule A as the manufacturer in accordance with FDA requirements for Drug Product Listing.

     3. The phrase "[c.i.]" in the 4th paragraph of Section 2.1 of the Original Agreement shall be replaced with the phrase "[c.i.]".

     4. A new paragraph shall be added to the end of Section 2.1 of the Original Agreement which shall read as follows:

     "Notwithstanding the provisions set forth above in this Section 2.1 that [c.i.], without limiting any other right or remedy available to [c.i.] at law or in equity, [C.I.] may [c.i.] from third parties and

     [c.i.] (a) in [c.i.], or (b) in [c.i.]"

     5. The phrase "[c.i.]" in Section 4.2(a) of the Original Agreement shall be replaced with the phrase "[c.i.]".

     6. A new paragraph shall be added to the end of Section 10.1 of the Original Agreement which shall read as follows:

     "Notwithstanding the foregoing, during the term of this Agreement HARMONY [c.i.]."

     7. A new Section 10.3 shall be added to the Original Agreement which shall read as follows:

     "10.3 Ownership of Products. [c.i.] acknowledges and agrees that [c.i.] shall [c.i.], the [c.i.] as well as [c.i.] any of the [c.i.]."

     8. The following sentence shall be added to the end of Section 13.2 of the Original Agreement which shall read as follows: "In the event of any inconsistency between a term or a condition set forth on a Schedule to this Agreement and a term or a condition set forth the Agreement itself, the term or condition set forth on a Schedule to this Agreement shall govern."

     9. The following phrase shall be added and inserted into Section 13.5 of the Original Agreement (Assignment) following the phrase "will not be unreasonably withheld": "; provided however, either party may, without consent of the other, assign or otherwise transfer this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate or in connection with
(a) a sale of all or substantially all of its assets or business to which this Agreement relates; (b) a merger, reorganization or consolidation in which the stockholders of a party immediately prior to such transaction cease to own collectively [c.i.] ([c.i.]%) or more of the voting equity securities of a successor entity; or (c) the acquisition of [c.i.] ([c.i.]%) or more of the voting equity securities of a party by a person or group of persons acting in concert, except that in the case of HARMONY, consent of DUSA shall nonetheless be required if the manufacture of any Product by a successor under subsections
(a) - (c) above will not be conducted at HARMONY's current facility. ".

     10. Notwithstanding Section 4.1 of the Original Agreement, the Parties agree that the term of the Original Agreement shall continue with respect to each Product until three (3) years following the Effective Date unless further extended by mutual agreement or terminated earlier pursuant to the terms of the Original Agreement.

     11. Each of the Parties represents and warrants to the other Party that the Original Agreement is in full force and effect on the Effective Date and that, as of the Effective Date, neither of the Parties is in default in the performance of its obligations under the Original Agreement, nor are there any circumstances that with the passage of time or the giving of notice, or both, could constitute a default under the Original Agreement.

     12. Except as expressly provided above, all terms and conditions of the Original Agreement shall remain in full force and effect and shall apply to this amendment and are incorporated herein by reference as though fully set forth.

     IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which shall for all purposes be deemed to be an original.

SIRIUS LABORATORIES, INC.               HARMONY LABS, INC.


By: /s/ Garry R. Barnes                 By: /s/ W. A. Lynch
    ---------------------------------       ------------------------------------
Name: Garry R. Barnes                   Name: W.A. Lynch
Title: President and CEO                Title: President

                                    EXHIBIT A

27-Jan-06

   DESCRIPTION     HARMONY ITEM #    SIZE   CURRENT PRICE
----------------   --------------   -----   -------------
Avar Gel               6267BP         6gm      $[c.i.]
Avar Gel               6267CP        45gm      $[c.i.]
Avar Green             6268BP         6gm      $[c.i.]
Avar Green             6268CP        45gm      $[c.i.]
Avar Cleanser          6266BP         6gm      $[c.i.]
Avar Cleanser          6266GP         8oz      $[c.i.]
Avar E                 6271AP         6gm      $[c.i.]
Avar E                 6271BP        45gm      $[c.i.]
Avar E Green           6272AP         6gm      $[c.i.]
Avar E Green           6272BP        45gm      $[c.i.]
Nicomide T Gel         6273AP         6gm      $[c.i.]
Nicomide T Gel         6273BP        30gm      $[c.i.]
Nicomide T Cream       6278AP         3gm      $[c.i.]
Nicomide T Cream       6878BP        30gm      $[c.i.]
Cetam Gel              6275AP         6gm      $[c.i.]
Cetam Gel              6275BP        30gm      $[c.i.]
BenNic                 6276AP         3gm      $[c.i.]
BenNic                 6276GP       125ml      $[c.i.]

     FOOTNOTE: THERE IS AN [C.I.] FOR ANY OF THE ABOVE PRODUCTS WHEN [C.I.].